Exhibit 10.16

SECOND MODIFICATION OF LOAN AGREEMENT

THIS SECOND MODIFICATION OF LOAN AGREEMENT is effective the 1st day of October, 2008, by and between LEGENT GROUP, LLC, a Delaware limited liability company ("Borrower"), and UNITED WESTERN BANK, a Federal Savings Bank ("Lender").

W I T N E S S E T H:

A.           Pursuant to a Revolving Loan Agreement ("Loan Agreement") dated September 29, 2006, Lender agreed to make a revolving loan to Borrower in the amount of Five Million and No/100ths Dollars ($5,000,000.00) ("Loan").  The Loan was represented by a Promissory Note in the principal amount of Five Million and No/100ths Dollars ($5,000,000.00) ("Note") and was secured by a Security Agreement of even date therewith ("Security Agreement").

B.           The obligations of the Borrower under the Loan Agreement were guaranteed in part by Jerry Callaghan and Henry C. Duques ("Guarantors"), pursuant to two Unconditional Limited Guarantees and Subordinations ("Guarantees").

C.           The terms and conditions of the Loan Agreement were modified by that Modification of Loan Agreement effective October 1, 2007, executed between Borrower and Lender, and acknowledged by the Guarantors ("Modification").  Pursuant to the Modification, the maturity date of the Loan was extended to October 1, 2008, and Borrower agreed to certain other terms and conditions.

D.           Borrower and Lender wish to further modify the terms and conditions of the Loan Agreement to provide for a further extension of the maturity date of the Loan Agreement, provide for a restatement of the obligations of Guarantors pursuant to their Guarantees and to provide such other changes pursuant to the terms and conditions contained herein.

NOW, THEREFORE, for and in consideration of the promises contained herein, the parties do hereby agree to the following and foregoing modifications:

1.           Extension of Maturity Date.  The Maturity Date of the Loan shall be extended to "October 1, 2010".

2.           Additional Agreements of the Borrower.  Article 6 of the Loan Agreement shall be amended by the addition of or amendment to the following provisions:

2.1           In Section 5 of Article 6, the phrase "Twenty Million and No/100ths Dollars ($20,000,000.00), as determined by the monthly Focus Report, after advance of any Loan Proceeds" shall be deleted and substituted with the phrase "the greatest of (a) Ten Million and No/100ths Dollars ($10,000,000.00), (b) capital in excess of five percent (5%) of combined aggregate debit items or (c) one hundred twenty percent (120%) of minimum required regulatory capital as calculated on Part B of the FOCUS Report, which information shall be provided on a monthly basis, no later than the seventeenth (17th) calendar day of each succeeding month."  Additionally, the following sentence shall be added at the end of Section 5:  "Borrower shall provide evidence of such capital in Legent Clearing on a monthly basis, no later than the 17th calendar day of each succeeding month."

2.2           A new Section 9 to Article 6 shall be added as follows:

"9.           No Distributions.  Borrower shall not permit any distributions, payments, transfers of assets, or repayment of any loans to any of its members, whether in cash or other property, without the advance written consent of Lender, which may be withheld in Lender's sole discretion."

2.3           A new Section 10 to Article 6 shall be added as follows:

"10.           Sale of  Member's Interest.  In the event more than fifty percent (50%) of the ownership interest in Borrower is sold or otherwise conveyed by its members, other than any conveyance to any revocable or irrevocable trust for the primary benefit of such members and/or their families for estate planning purposes, all amounts owing pursuant to this Loan shall be immediately due and payable in full.  Failure of Borrower to immediately repay such obligations shall be an event of default hereunder."

2.4           A new Section 11 to Article 6 shall be added as follows:

"11.           Guarantors' Financial Documents.  Borrower shall cause Guarantors to provide annual financial statements, certified as true and accurate by each respective Guarantor, no later than sixty (60) days after the end of each calendar year. Additionally, Borrower shall cause Guarantors to provide copies of all federal income tax returns of Guarantors to Lender within fifteen (15) days of their filing with the Internal Revenue Service.  Lender agrees that such information shall be made available only for the confidential review of Lender's executive management group and, as necessary, any federal, state or internal auditors of the Lender.  In the event any such information is not timely delivered, or in the event Lender, in the exercise of its reasonable discretion, believes that the financial condition of Guarantors, or either of them, has materially diminished, Lender may, at its option, require additional collateral for the Loan or may declare an event of default under the Loan Documents."

2.5           A new Section 12 to Article 6 shall be added as follows:

"12.           Borrower's Tax Information.  Borrower agrees that it shall provide copies of all federal income returns of Borrower to Lender within ten (10) days of filing any such returns with the Internal Revenue Service."

3.           Status of Note.  Borrower acknowledges that the principal amount outstanding under the Note as of the effective date is $5,000,000.00, together with accrued and unpaid interest.

4.           Fees and Expenses.  Borrower agrees to pay all of Lender's fees and expenses incurred in the preparation, drafting and negotiation of this Modification.  Such amounts include, but are not limited to, recording fees, copy charges, reasonable attorneys' fees and all other costs and expenses incurred by Lender in connection herewith.

5.           Restatement of Guarantees.  By execution below where indicated, the Guarantors do hereby acknowledge the modifications contained herein and agree that they shall execute restated Unconditional Guarantees for the benefit of Lender.  Such Unconditional Guarantees shall, in the case of Mr. Duques, provide for an Unconditional Guaranty for the repayment of any and all obligations under the Loan and in the case of Mr. Callaghan, provide for the Unconditional Guaranty for the repayment of any and all obligations under the Loan, subject to a limitation of $1,000,000.00, plus fees and expenses, all as provided in the Unconditional Guarantees to be executed by the Guarantors.

6.           No Other Changes.  Except as herein modified, the Loan Agreement and all other documents remain in full force and effect and unmodified.

IN WITNESS WHEREOF, this Second Modification of Loan Agreement is executed effective October 1, 2008.

BORROWER:

LEGENT GROUP, LLC, a Delaware limited liability company

By: /s/ Jerry Callaghan
Name: Jerry Callaghan
Title: Manager

LENDER:

UNITED WESTERN BANK, a Federal Savings Bank

By: /s/ John E. Fiedler
Name: John E. Fiedler,
Title: Regional President

STATE OF NEBRASKA                                            )
) ss.
COUNTY OF DOUGLAS                                            )

The foregoing Second Modification of Loan Agreement was acknowledged before me this 30th day of December, 2008, by Jerry Callaghan as Manager of Legent Group, LLC, a Delaware limited liability company.

WITNESS MY HAND AND OFFICIAL SEAL.

My Commission expires: October 2, 2010

[SEAL]
/s/ Shirley A. Coville
Notary Public

STATE OF COLORADO                                            )
) ss.
COUNTY OF DENVER                                               )

The foregoing Second Modification of Loan Agreement was acknowledged before me this 5th day of January, 2009, by John E. Fiedler as Regional President of United Western Bank, a Federal Savings Bank.

WITNESS MY HAND AND OFFICIAL SEAL.

My Commission expires: December 26, 2011

[SEAL]
/s/ Susan K. Switzer
Notary Public

GUARANTORS' ACKNOWLEDGMENT

Guarantors hereby acknowledge the modifications contained herein and agree that they shall execute new Guarantees consistent with the terms and conditions described above in a form reasonably acceptable to Lender.

/s/ Jerry Callaghan
Jerry Callaghan

/s/ Henry C. Duques
Henry C. Duques